Second Addendum to License Agreement

This Second Addendum to License Agreement (hereinafter "Second Addendum") entered into as of this 25th day of January, 2000 supplements the License Agreement (hereinafter referred to as the "Agreement") dated December 11, 1998 by and between Med-Design Corporation (hereinafter referred to as "Licensor") and Becton Dickinson and Company (hereinafter referred to as "Becton") as amended by an Addendum between Licensor and Becton dated December 11, 1999 (hereinafter referred to as the "Addendum").

Whereas the parties wish to modify the terms of the Addendum;

Now, therefore, for and in consideration of the premises and the mutual promises contained herein, and other and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto, as follows:

1. Paragraph 1 of the Addendum is amended to include as an Additional Option Product AV Fistula Needles for use in hemodialysis, using retractable needle technology.

2.   Paragraph 2 of the Addendum is amended to further extend the Option under
     Article IX, Section 1 of the Agreement for 45 days to March 10, 2000.

3. The second sentence of Paragraph 2 is amended to read "The parties will negotiate in good faith for a license to such Option Products that Becton notifies Licensor it desires to license during the subsequent fourteen (14) days following the notice."

4. Paragraph 5(c) of the Addendum is amended to change "one-half" to "one-sixth"

5. Becton agrees to work diligently to evaluate the Additional Option Products. The parties will review the status of Becton's progress on or about February 22, 2000 and if it appears that despite working diligently additional time is needed for an adequate evaluation to be completed of the technology disclosed and the market opportunity, they will in good faith negotiate a brief extension of limited duration to enable the evaluation to be completed. Such extension will be for no further consideration.

6. Licensor agrees that for the duration of the extension under Paragraph 2 hereof relative to the Option Products under Article IX, Licensor will not negotiate to license or sell the Option Products to any third party.

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7.   Other than as set forth above, the terms and conditions of the Agreement as modified by the Addendum shall govern the rights and duties of the parties.

The parties, intending to be legally bound, indicate their agreement to the foregoing at the places provided below.


Med-Design Corporation                      Becton Dickinson and Company

By: /s/ James M. Donegan                    By:
    --------------------                        ------------------------
    James M. Donegan                            Roy Webber
    CEO-President                               Associate General Counsel

Date: 1/25/2000                             Dated: